Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (“Agreement”), dated as of April 15, 2019, is among TransMedics, Inc., a Delaware corporation (the “Company”), TransMedics Group, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (“Holdings”), and TMDX, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”).

RECITALS:

WHEREAS, as of the close of business on April 12, 2019, the authorized capital stock of the Company consisted of (i) 60,000,000 shares of common stock, par value $0.0001 per share (“Company Common Stock”), of which 5,007,618 shares were issued and outstanding and no shares were held in treasury, (ii) 13,332 shares of Series A-1 preferred stock, par value $0.0001 per share (“Series A-1 Preferred Stock”), of which 13,332 shares were issued and outstanding, (iii) 2,560,245 shares of Series B-1 preferred stock, par value $0.0001 per share (“Series B-1 Preferred Stock”), of which 2,560,245 shares were issued and outstanding, (iv) 3,771,020 shares of Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), of which 3,624,650 shares were issued and outstanding, (v) 6,198,057 shares of Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), of which 6,198,057 shares were issued and outstanding, (vi) 14,740,000 shares of Series D preferred stock, par value $0.0001 per share (“Series D Preferred Stock”), of which 14,565,000 shares were issues and outstanding, (vii) 6,562,232 shares of Series E preferred stock, par value $0.0001 per share (“Series E Preferred Stock”), of which 6,562,232 shares were issued and outstanding and (viii) 16,931,168 shares of Series F preferred stock, par value $0.0001 per share (“Series F Preferred Stock”, and, together with the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the “Company Preferred Stock”), of which 16,880,624 shares were issued and outstanding;

WHEREAS, as of the close of business on April 12, 2019, there were issued and outstanding the following warrants to purchase Company Preferred Stock: (i) Warrant Agreement to Purchase Preferred Stock, dated as of November 7, 2012, between the Company and Hercules Technology Growth Capital, Inc. (“Hercules”), which is exercisable into 175,000 shares of Series D Preferred Stock as of the date hereof (the “Series D Warrant”), (ii) Warrant Agreement to Purchase Preferred Stock, dated as of September 11, 2015, between the Company and Hercules which is exercisable into 16,476 shares of Series F Preferred Stock as of the date hereof (the “2015 Series F Warrant”), and (iii) Warrant Agreement to Purchase Preferred Stock, dated as of August 4, 2016, between the Company and Hercules which is exercisable into 34,068 shares of Series F Preferred Stock as of the date hereof (the “2016 Series F Warrant” and, together with the Series D Warrant and the 2015 Series F Warrant, the “Company Warrants”);

WHEREAS, prior to the Effective Time (as defined below), Holdings intends to file Restated Articles of Organization, in the form attached hereto as Exhibit A (the “Restated Articles”), that will increase its authorized capital stock to consist of (i) 150,000,000 shares of common stock, no par value per share (the “Holdings Common Stock”), of which 1,000 shares are issued and outstanding, and no shares are held in treasury, and (ii) 25,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares are issued and outstanding, and no shares are held in treasury;

WHEREAS, as of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share (“Merger Sub Common Stock”), all of which are issued and outstanding and no shares are held in treasury;

WHEREAS, the Company desires to create a new holding company structure immediately prior to the closing of an initial public offering of the common stock of Holdings (the “Initial Public Offering”), by merging Merger Sub with and into the Company with the Company being the surviving corporation and converting all outstanding shares of Company Common Stock (except for any Dissenting Shares (as defined below)) into shares of Holdings Common Stock (the “Common Stock Conversion”), all outstanding shares of Company Preferred Stock (except for any Dissenting Shares) into shares of Holdings Common Stock (the “Preferred Stock Conversion”), all outstanding options to purchase shares of Company Common Stock outstanding under the Company’s 2004 Stock Incentive Plan (the “2004 Incentive Plan”) and 2014 Stock Incentive Plan (the “2014 Incentive Plan”, and, together with the 2004 Incentive Plan, the “Incentive Plans”) (“Company Options”) into outstanding options to purchase shares of Holdings Common Stock (the “Options Conversion”) and all outstanding Company Warrants into warrants to purchase shares of Holdings Common Stock (the “Warrants Conversion” and, together with the Common Stock Conversion, the Preferred Stock Conversion and the Options Conversion, the “Company Securities Conversions”), in each case in accordance with the terms of this Agreement;

WHEREAS, the Boards of Directors of the Company and Merger Sub have approved this Agreement and the transactions contemplated herein, including the Merger (as defined below), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of Holdings has approved this Agreement and the Company Securities Conversions upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Massachusetts Business Corporations Act (the “MBCA”);

WHEREAS, the Board of Directors of the Company has determined that this Agreement and the Merger are advisable to, fair to and in the best interests of the Company and its stockholders and has resolved to recommend that the stockholders adopt this Agreement; and

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger (as defined below) to qualify as a reorganization under the provisions of Section 368(a) of the Code;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holdings and Merger Sub hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.1 The Merger. In accordance with Section 251(c) of the DGCL and subject to and upon the terms and conditions of this Agreement, Merger Sub will, at the Effective Time, be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the “Surviving Corporation”). The name of the Surviving Corporation will be “TransMedics, Inc.” At the Effective Time, the effect of the Merger will be as provided in Section 259 of the DGCL.

Section 1.2 Conditions to Effectiveness. The obligations of the parties to consummate the Merger are subject to the satisfaction (or waiver, if permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

(a) The adoption of this Agreement and the approval of the Merger requires the affirmative vote of the holders of at least: (i) a majority of outstanding shares of the Company’s capital stock and (ii) fifty-five percent (55%) of the Company Preferred Stock;

(b) The adoption and this Agreement and the approval of the Merger requires the affirmative vote of Holdings, as the sole stockholder of Merger Sub; and

(c) Each of the conditions to the closing of the issuance of shares of common stock of Holdings to be registered pursuant to the Registration Statement on Form S-1 (Registration No. 333-230736) (the “IPO Closing”) will have been satisfied.

Section 1.3 Effectiveness. Subject to the conditions set forth in Section 1.2, immediately prior to or concurrently with the IPO Closing, and provided this Agreement has not previously been terminated pursuant to its terms, Holdings will direct its officers to file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger will be effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later date and time as may be specified therein and agreed to by the parties hereto. The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

Section 1.4 Amended Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended and restated in its entirety as set forth on Exhibit B attached hereto, and such amended and restated Certificate of Incorporation will be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

Section 1.5 Bylaws of the Surviving Corporation. From and after the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

Section 1.6 Directors and Officers. The directors of Merger Sub at the Effective Time will be the directors of the Surviving Corporation immediately after the Effective Time and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by applicable law. The officers of the Company at the Effective Time will be the officers of the Surviving Corporation immediately after the Effective Time and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by applicable law.

Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of the DGCL or MBCA. If, at any time after the Effective Time, the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.8 Conversion of Shares and Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub, the Company or the holder of any of the following securities:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the quotient of one divided by 3.5 (such quotient, the “Common Conversion Ratio”). As of the Effective Time, all such Company Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(b) Each share of Series A-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series A-1 Original Issue Price divided by the Series A-1 Conversion Price (each as defined in the Company’s Restated Certificate of Incorporation, as amended, the “Current Charter”) multiplied by (ii) the Common Conversion Ratio. As of the Effective Time, all such Series A-1 Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(c) Each share of Series B-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series B-1 Original Issue Price divided by the Series B-1 Conversion Price (each as defined in the Current Charter) multiplied by (ii) the Common Conversion Ratio. As of the Effective Time, all such Series B-1 Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(d) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive s duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series B Original Issue Price divided by the Series B Conversion Price (each as defined in the Current Charter) multiplied by (ii) the Common Conversion Ratio. As of the Effective Time, all such Series B Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(e) Each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series C Original Issue Price divided by the Series C Conversion Price (each as defined in the Current Charter) multiplied by (ii) the Common Conversion Ratio. As of the Effective Time, all such Series C Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(f) Each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series D Original Issue Price divided by the Series D Conversion Price (each as defined in the Current Charter) multiplied by (ii) the Common Conversion Ratio (such product, the “Series D Conversion Amount”). As of the Effective Time, all such Series D Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(g) Each share of Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series E Original Issue Price divided by the Series E Conversion Price (each as defined in the Current Charter) multiplied by (ii) the Common Conversion Ratio. As of the Effective Time, all such Series E Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(h) Each share of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (except for any Dissenting Shares) will be converted into the right to receive duly issued, fully paid and nonassessable shares of Holdings Common Stock in an amount equal to the product of (i) the Series F Original Issue Price divided by the Series F Conversion Price (each as defined in the Current Charter) multiplied by (ii) the Common Conversion Ratio (such product, the “Series F Conversion Amount”). As of the Effective Time, all such Series F Preferred Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(i) Each Warrant issued and outstanding immediately prior to the Effective Time will be converted into and will thereafter represent, (i) in the case of the Series D Warrant, the right to purchase shares of Holdings Common Stock in an amount determined by multiplying the number of shares of Series D Preferred Stock that such warrant is exercisable for as of immediately prior to the Effective Time by the Series D Conversion Amount, rounded down to the nearest full share, and the exercise price per share of Holdings Common Stock underlying the Series D Warrant will be equal to the Exercise Price (as defined in the Series D Warrant) divided by the Series D Conversion Amount, rounded up to the nearest whole cent, (ii) in the case of the 2015 Series F Warrant, the right to purchase shares of Holdings Common Stock in an amount determined by multiplying the number of shares of Series F Preferred Stock that such warrant is exercisable for as of immediately prior to the Effective Time by the Series F Conversion Amount, rounded down to the nearest full share, and the exercise price per share of Holdings Common Stock underlying the 2015 Series F Warrant will be equal to the Exercise Price (as defined in the 2015 Series F Warrant) divided by the Series F Conversion Amount, rounded up to the nearest whole cent, and (iii) in the case of the 2016 Series F Warrant, the right to purchase shares of Holdings Common Stock in an amount determined by multiplying the number of shares of Series F Preferred Stock that such warrant is exercisable for as of immediately prior to the Effective Time by the Series F Conversion Amount, rounded down to the nearest full share, and the exercise price per share of Holdings Common Stock underlying the 2016 Series F Warrant will be equal to the Exercise Price (as defined in the 2016 Series F Warrant) divided by the Series F Conversion Amount, rounded up to the nearest whole cent. At the Effective Time, the Warrants will be assumed by Holdings and all references to the Company in the Warrants will thereafter be deemed to refer to Holdings. Holdings will reserve sufficient shares of Holdings Common Stock to satisfy its obligations under the Warrants.

(j) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and thereafter represent one (1) duly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. As of the Effective Time, all such Merger Sub Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist.

(k) Each share of Holdings Common Stock owned by the Company immediately prior to the Merger will automatically be canceled and retired and will cease to exist and no payment will be made therefor, and the Company, by execution of this Agreement, hereby forfeits such shares and relinquishes any rights to such shares.

(l) From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock and Company Preferred Stock will cease to have any rights as stockholders of the Company, except as provided by applicable law.

Section 1.9 Conversion of Options. At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub, the Company or the holder of the Company Options, each Company Option issued and outstanding immediately prior to the Effective Time will be converted into and thereafter represent an option to purchase that number of shares of Holdings Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Common Conversion Ratio, rounded down to the nearest full share (after such conversion, “Holdings Options”). Each Holdings Option will be subject to the same vesting terms and conditions as had applied to the corresponding Company Option as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the transactions contemplated by this Agreement, subject to such adjustments as Holdings deems necessary or advisable to give effect to such conversion and such transactions. The exercise price per share of Holdings Common Stock underlying each Holdings Option will be equal to the exercise price per share of the corresponding Company Option divided by the Common Conversion Ratio, rounded up to the nearest whole cent. The foregoing will be subject to such modifications, if any, as are required to cause the conversion contemplated by this Section 1.9 to be made in a manner consistent with exemption from Section 409A of the Code and, to the extent applicable, Section 424 of the Code, or as are otherwise determined by Holdings to be necessary or desirable. At the Effective Time, each Company Option will cease to exist and will no longer be outstanding, and each holder of a Company Option will cease to have any rights with respect thereto, other than the right to receive the Holdings Option contemplated by this Section 1.9. At the Effective Time, the Incentive Plans and all award agreements thereunder will be assumed by Holdings and all references to the Company in the Incentive Plans and such award agreements will thereafter be deemed to refer to Holdings. Holdings will reserve sufficient shares of Holdings Common Stock to satisfy its obligations under the Incentive Plans and such award agreements.

Section 1.10 No Fractional Shares. No fractional shares of Holdings Common Stock will be issued in connection with the Merger, no dividends or distributions of Holdings will relate to such fractional share interests, no certificates for any such fractional shares will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Holdings. Except as contemplated with respect to the rounding of shares of Holdings Common Stock subject to Holdings Options under Section 1.9 above, in lieu of any fractional shares of Holdings Common Stock to which the holder would otherwise be entitled, Holdings will pay in cash equal to such fraction multiplied by the price per share of Holdings Common Stock offered to the public in the Initial Public Offering. Whether or not fractional shares would be issuable upon such conversion will be determined on the basis of the total number of shares of Preferred Stock of the holder that are converted into Holdings Common Stock and the total number of shares of Company Common Stock of the holder that are converted into Holdings Common Stock, and, in each case, the aggregate number of shares of Holdings Common Stock such holder is entitled to upon such conversion.

Section 1.11 Surrender of Certificates.

(a) At and after the Effective Time until thereafter surrendered to the Company for transfer or exchange in the ordinary course, each outstanding certificate that immediately prior thereto represented shares of Company Common Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will be deemed for all purposes to evidence ownership of and to represent the shares of Holdings Common Stock into which the shares of Company Common Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock represented by such certificate have been converted as herein provided and will so be registered on the books and records of Holdings and its transfer agent.

(b) At and after the Effective Time, the shares of capital stock of Holdings will be uncertificated; provided, that, any shares of Holdings Common Stock that are represented by outstanding certificates of the Company pursuant to the immediately preceding sentence will continue to be represented by certificates as provided therein and will not be uncertificated unless and until a valid certificate representing such shares pursuant to the immediately preceding sentence is delivered to Holdings at its registered office in the Commonwealth of Massachusetts, its principal place of business, or an officer or agent of Holdings having custody of books and records of Holdings, at which time such certificate will be canceled and in lieu of the delivery of a certificate representing the applicable shares of capital stock of Holdings, Holdings will (i) issue to such holder the applicable uncertificated shares of Holdings Common Stock by registering such shares in Holdings’ books and records as book-entry shares, upon which such shares will thereafter be uncertificated and (ii) take all action necessary to provide such holder with evidence of the uncertificated book-entry shares, including any action necessary under applicable law in accordance therewith, including in accordance with Sections 6.25, 6.26 and 6.27 of the MBCA. If any certificate that prior to the Effective Time represented shares of Company Common Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings, in form and substance reasonably satisfactory to Holdings, against any claim that may be made against it with respect to such certificate, Holdings will issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, uncertificated shares representing the applicable shares of Holdings Common Stock in accordance with the procedures set forth in the preceding sentence.

(c) All Holdings Common Stock issued pursuant to the Merger will bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

Section 1.12 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time and held by a stockholder of the Company who is entitled to demand and properly demands appraisal for such shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) will not be converted into shares of Holdings Common Stock pursuant to Sections 1.8 and 1.10 unless and until such stockholder has effectively withdrawn or lost (through failure to perfect or otherwise) such stockholder’s right to obtain payment of the fair value of such stockholder’s Dissenting Shares under the DGCL, but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such stockholder under the DGCL. From and after the Effective Time, Dissenting Shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions.

(b) If any stockholder of the Company who holds Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such stockholder’s right to obtain payment of the fair value of such stockholder’s Dissenting Shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such stockholder’s shares of Company Common Stock or Company Preferred Stock will no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, will be treated as if they had as of the Effective Time been converted into shares of Holdings Common Stock pursuant to Sections 1.8 and 1.10 without interest.

Section 1.13 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). Each party hereto will use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE II.

TERMINATION AND AMENDMENT

Section 2.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company or the Board of Directors of Holdings. In the event of such termination and abandonment, this Agreement will become void and neither the Company, Holdings nor Merger Sub nor their respective stockholders, directors or officers will have any liability with respect to such termination and abandonment.

Section 2.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL and MBCA, be supplemented, amended or modified by the mutual consent of he parties to this Agreement.

ARTICLE III.

MISCELLANEOUS PROVISIONS

Section 3.1 Governing Law. This Agreement will in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 3.2 Counterparts. In order to facilitate the filing and recording of this Agreement (or certificate in lieu thereof), the same may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

Section 3.3 Entire Agreement. This Agreement constitutes the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

Section 3.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Company, Holdings and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRANSMEDICS, INC.

By:	/s/ Waleed Hassanein, M.D.
Name: Waleed Hassanein, M.D.
Title: President and Chief Executive Officer

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed Hassanein, M.D.
Name: Waleed Hassanein, M.D.
Title: President and Chief Executive Officer

TMDX, INC.

By:	/s/ Waleed Hassanein, M.D.
Name: Waleed Hassanein, M.D.
Title: President and Chief Executive Officer

Exhibit A

Restated Articles of TransMedics Group, Inc.

(see attached)

Exhibit B

Certificate of Incorporation of the Surviving Corporation

(see attached)